UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 14, 2014, Iridium Satellite LLC, an indirect wholly owned subsidiary of the registrant, and Aireon LLC, a subsidiary of Iridium Satellite, entered into a Second Amended and Restated Limited Liability Company Agreement of Aireon (the “Agreement”) with NAV CANADA; NAV CANADA Satellite, Inc., a wholly owned subsidiary of NAV CANADA; Enav S.p.A; ENAV North Atlantic LLC, a wholly owned subsidiary of Enav; Naviair; Naviair Surveillance A/S, a wholly owned subsidiary of Naviair; and Irish Aviation Authority Limited (“IAA,” and together with ENAV North Atlantic and Naviair Surveillance, the “New Investors”).

Under the Agreement and the previously reported subscription agreements with the New Investors (collectively, the “Agreements”), the New Investors may acquire up to a 24.5% interest in Aireon for $120 million, consisting of 12.5% for ENAV North Atlantic and 6% each for IAA and Naviair Surveillance, in addition to NAV CANADA Satellite’s previously reported right to purchase up to a 51% interest in Aireon for $150 million. The Agreements provide for the purchase by NAV CANADA Satellite and the New Investors of Series A preferred membership interests in multiple tranches. Each tranche is subject to the satisfaction of various operational, commercial, regulatory and financial conditions. On February 14, 2014, the New Investors made their initial investment of $50 million. Following this closing, Iridium Satellite’s interest is approximately 75.2%, the new investors collectively hold approximately 7.5% and NAV CANADA Satellite’s interest is approximately 17.3%. The final tranche investments are scheduled for late 2017.

The Agreements also contemplate the redemption of a portion of Iridium Satellite’s interest by Aireon for a payment to Iridium Satellite of $120 million, following the completion of all tranches of the investments by the New Investors and NAV CANADA Satellite, to ensure that the New Investors achieve their negotiated percentage of 24.5% and NAV CANADA Satellite achieves its negotiated percentage of 51%. Following the redemption, Iridium Satellite’s retained interest would be 24.5%.

The Agreement provides for Aireon to be managed by an eleven-member board of directors. Following the February 14, 2014 closing, Iridium Satellite may nominate six directors, NAV CANADA may nominate three directors, Enav may nominate one director, and IAA and Naviair may collectively nominate one director. The Agreement also provides the minority-interest holders with a variety of protective provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	February 18, 2014	By:	/s/ Matthew J. Desch
			Name:	Matthew J. Desch
			Title:	Chief Executive Officer